Exhibit 99.1

Zebra Technologies Announces

2015 Second Quarter Financial Results

Strong Sales Growth and Execution Drive Second Quarter Results

Lincolnshire, Ill., August 11, 2015—Zebra Technologies Corporation (NASDAQ: ZBRA) today reported that net sales for the three months ended July 4, 2015, were $889.8 million, compared with $288.4 million for the second quarter of 2014. The GAAP net loss for the second quarter was $76.3 million, or $1.50 per share, compared with GAAP net income of $27.6 million, or $0.54 per diluted share, for the second quarter of 2014.

Summary Financial Performance (Unaudited)

$ in millions except per share data	2Q15	2Q14	Change
GAAP net sales	$889.8	$288.4	208.5%
Gross margin (%)	44.2	49.3	(5.1	)pts.

GAAP net (loss) income	$(76.3)	$27.6	NM
GAAP (loss) earnings per share	$(1.50)	$0.54	NM

Non-GAAP net income	$53.3	$47.0	13.5%
Non-GAAP earnings per share	$1.05	$0.92	14.1%

Adjusted EBITDA	$131.5	$67.0	96.5%

Note: Reconciliations of GAAP to Non-GAAP financial results are available in the financial tables in this release.

Non-GAAP Financial Results (unaudited)

For the second quarter of 2015, non-GAAP net income was $53.3 million, or $1.05 per share, compared with $47.0 million, or $0.92 per diluted share, for the second quarter of 2014. Adjusted EBITDA for the second quarter of 2015 were $131.5 million, versus $67.0 million for the second quarter of 2014. The company’s calculation of non-GAAP results adjusts for certain items on a tax-effected basis, including stock-based compensation expense, acquisition and integration costs, exit and restructuring costs, purchase accounting adjustments, amortization of intangible assets, and foreign exchange gains or losses. Please refer to the tables included in this press release for reconciliations of GAAP to non-GAAP financial results.

“As we continue to execute our strategy as One Zebra, demand globally in mobile computing, scanning, and printing, bolstered top-line sales growth for the quarter,” stated Anders Gustafsson, Zebra’s chief executive officer. “With an industry-leading portfolio and close collaboration with channel partners and end users, we continue to differentiate ourselves with innovative solutions that help customers gain greater visibility into their operations and achieve higher levels of growth, efficiency and service.”

Discussion and Analysis – Second Quarter

•	Net sales of $889.8 million, including a reduction of $4.4 million for a purchase accounting adjustment related to service contracts acquired with the Enterprise business, increased 208.5% from the comparable quarter a year ago. The Enterprise business acquired from Motorola Solutions accounted for $573.4 million of sales in the quarter, excluding the purchase accounting adjustment noted above. Sales of legacy Zebra were $320.8 million, up 11.2% from $288.4 million in the second quarter of 2014. The effect of movements in foreign currency, net of hedges, reduced legacy Zebra sales by $9.7 million.

•	Gross margin for the second quarter of 2015 of 44.2% includes an increase to costs of sales associated with purchase accounting adjustments, costs associated with the rebranding of Motorola product, as well as other costs not expected to recur. The purchase accounting adjustments and other cost factors negatively impacted gross margin percentage by approximately 1.1 percentage points. Compared to the 49.3% gross margin in the second quarter of 2014, gross margin percentage also reflects a change in mix associated with the sale of Enterprise products which generally have a lower gross margin than pre-transaction Zebra products and the impact of foreign currency movements, net of hedges.

•	Operating expenses for the second quarter of 2015 of $406.7 million, increased by $297.6 million from the prior year’s second quarter, primarily as a result of the Enterprise acquisition. Operating expenses for the second quarter of 2015 include $49.1 million in acquisition, integration, exit and restructuring costs, versus $20.7 million for the prior year, as well as $63.7 million in amortization of intangible assets, compared with $2.7 million for the second quarter of 2014.

•	The company incurred a foreign exchange gain of $11.3 million related to changes in the valuation of net monetary assets. In addition, a net forward interest rate swaps loss of $1.7 million reflects a change in interest rates. Investment income was $1.6 million.

•	Interest expense of $49.3 million is related to debt funding for the acquisition of the Enterprise business from Motorola Solutions, and includes $5.1 million in amortization of debt issuance cost and discount.

•	Debt repayments in the quarter were $80 million, bringing total year-to-date repayments to $130 million.

•	As of July 4, 2015, the company had cash of $204.9 million, accounts receivable of $631.1 million, inventories of $404.5 million, and long-term debt of $3.0 billion.

Third Quarter Outlook

The company expects net sales in the third quarter of 2015 to be within a range of $900 million to $930 million. This forecast reflects an expectation of year-over-year growth of 4% to 7% in constant currency, on an estimated historical basis. Non-GAAP diluted earnings are expected in the range of $1.10 and $1.35 per share. Adjusted EBITDA are forecast within a range of $135 million and $150 million.

Conference Call Notification

Investors are invited to listen to a live webcast of Zebra’s conference call regarding the company’s financial results for the second quarter of 2015. The conference call will be held at 8.30 A.M. Eastern Time today. To listen to the call, visit the company’s website at http://www.zebra.com.

Forward-looking Statement

This press release contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements regarding the company’s financial forecast for the third quarter of 2015 stated in the paragraph above captioned “Third Quarter Outlook.” Similarly, statements herein that describe the transaction between Zebra and Motorola Solutions including, its financial impact, and other statements of management’s beliefs, intentions, or goals are also forward-looking statements. When used in this release and documents referenced, the words “anticipate,” “believe,” “outlook,” and “expect” and similar expressions, as they relate to the company or its management, are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. Actual results may differ from those expressed or implied in the company’s forward-looking statements. These statements represent estimates only as of the date they were made. Zebra undertakes no obligation, other than as may be required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this release.

These forward-looking statements are based on current expectations, forecasts and assumptions and are subject to the risks and uncertainties inherent in Zebra’s industry, market conditions, general domestic and international economic conditions, and other factors. These factors include customer acceptance of Zebra’s hardware and software products and competitors’ product offerings, and the potential effects of technological changes. The continued uncertainty over future global economic conditions, the availability of credit, capital markets volatility, may have adverse effects on Zebra, its suppliers and its customers. In addition, a disruption in our ability to obtain products from vendors as a result of supply chain constraints, natural disasters or other circumstances could restrict sales and negatively affect customer relationships. Profits and profitability will be affected by Zebra’s ability to control manufacturing and operating costs. Because of its debt, interest rates and financial market conditions will also have an impact on results. Foreign exchange rates will have an effect on financial results because of the large percentage of our international sales. The outcome of litigation in which Zebra may be involved is another factor. The success of integrating acquisitions, including the Enterprise business of Motorola Solutions, could also affect profitability, reported results and the company’s competitive position in it industry. These and other factors could have an adverse effect on Zebra’s sales, gross profit margins and results of operations and increase the volatility of our financial results. Descriptions of the risks, uncertainties and other factors that could affect the company’s future operations and results can be found in Zebra’s filings with the Securities and Exchange Commission. In particular, readers are referred to Zebra’s Form 10-K for the year ended December 31, 2014.

About Zebra Technologies

Zebra (NASDAQ: ZBRA) makes businesses as smart and connected as the world we live in. Zebra tracking and visibility solutions transform the physical to digital, creating the data streams businesses need in order to simplify operations, know more about their business, and empower their mobile workforce. For more information, visit www.zebra.com/possibilities.

Use of Non-GAAP Financial Information

This press release contains certain non-GAAP financial measures, consisting of “EBITDA,” “Adjusted EBITDA,” “Non-GAAP net income” and “Non-GAAP earnings per share” in addition to measure our operating performance. Management presents these measures to focus on the on-going operations and believes it is useful to investors because they enable them to perform meaningful comparisons of past and present operating results. The company believes it is useful to present non-GAAP financial measures, which exclude certain significant items, as a means to understand the performance of its ongoing operations and how management views the business. Reconciliations of Operating Income to EBITDA, EBITDA to Adjusted EBITDA, and GAAP net income to Non-GAAP net income are included in the financial schedules contained in this press release. These measures, however, should not be construed as an alternative to any other measure of performance determined in accordance with GAAP.

Contact:

Investors:	Media:
Dean Lindroth	Therese Van Ryne
Vice President, Finance	Director, Global PR and Industry Analyst Relations
+ 1 847 793 5653	+ 1 847 370 2317
dlindroth@zebra.com	therese.vanryne@zebra.com

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

(Unaudited)

	July 4, 2015	December 31, 2014
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$204,918	$393,950
Investments and marketable securities	—	24,385
Accounts receivable, net	631,067	670,402
Inventories, net	404,472	394,176
Deferred income taxes	98,993	122,772
Income tax receivable	92,366	12,988
Prepaid expenses and other current assets	67,304	53,377

Total Current assets	$1,499,120	$1,672,050

Property and equipment at cost, less accumulated depreciation and amortization	284,593	255,092
Goodwill	2,482,858	2,489,510
Other intangibles, net	898,004	1,029,293
Other long-term assets	95,005	93,121

Total Assets	$5,259,580	$5,539,066

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$281,771	$326,524
Accrued liabilities	363,095	421,070
Deferred revenue	215,458	196,213
Current portion of long-term debt	—	4,209
Income taxes payable	13,110	4,518

Total Current liabilities	$873,434	$952,534
Long-term debt	3,040,361	3,156,490
Long-term deferred tax liability	199,072	199,853
Long-term deferred revenue	109,089	115,847
Other long-term liabilities	86,034	74,434

Total Liabilities	$4,307,990	$4,499,158

Stockholders’ Equity:
Preferred stock	—	—
Class A Common Stock	722	722
Additional paid-in capital	175,582	147,090
Treasury stock	(632,820)	(634,664)
Retained earnings	1,433,752	1,535,307
Accumulated other comprehensive loss	(25,646)	(8,547)

Total Stockholders’ Equity	951,590	1,039,908

Total Liabilities and Stockholders’ Equity	$5,259,580	$5,539,066

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	July 4, 2015	June 28, 2014	July 4, 2015	June 28, 2014
Net sales
Net sales of tangible products	$761,935	$270,049	$1,517,257	$531,941
Revenue from services and software	127,839	18,372	265,701	44,748

Total net sales	889,774	288,421	1,782,958	576,689

Cost of sales
Cost of sales of tangible products	407,012	136,962	792,382	267,411
Cost of services and software	89,884	9,290	188,176	19,171

Total cost of sales	496,896	146,252	980,558	286,582

Gross profit	392,878	142,169	802,400	290,107

Operating expenses:
Selling and marketing	125,120	35,755	247,226	71,171
Research and development	99,087	23,710	195,504	46,567
General and administrative	69,659	26,321	135,795	54,712
Amortization of intangible assets	63,700	2,667	131,289	5,339
Acquisition and integration costs	31,166	20,364	57,497	25,291
Exit and restructuring costs	17,949	287	29,118	554

Total operating expenses	406,681	109,104	796,429	203,634

Operating (loss) income	(13,803)	33,065	5,971	86,473

Other (expense) income:
Investment income	1,575	379	1,378	800
Foreign exchange income (loss)	11,252	43	(15,939)	(249)
Forward interest rate swaps (loss) gain	(1,653)	(2,433)	36	(2,433)
Interest expense	(49,331)	—	(100,296)	—
Other, net	(707)	(57)	(1,980)	(49)

Total other (expenses)	(38,864)	(2,068)	(116,801)	(1,931)

(Loss) income from continuing operations before income taxes	(52,667)	30,997	(110,830)	84,542
Income tax expense (benefit)	23,591	3,440	(9,275)	15,379

Net (loss) income	$(76,258)	$27,557	$(101,555)	$69,163

Basic (loss) earnings per share	$(1.50)	$0.54	$(2.00)	$1.37
Diluted (loss) earnings per share	$(1.50)	$0.54	$(2.00)	$1.35

Basic weighted average shares outstanding	50,917	50,606	50,798	50,509
Diluted weighted average and equivalent shares outstanding	50,917	51,278	50,798	51,129

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME

(Amounts in thousands)

(Unaudited)

	Three months ended		Six months ended
	July 4, 2015	June 28, 2014	July 4, 2015	June 28, 2014
Net (loss) income	$(76,258)	$27,557	$(101,555)	$69,163

Unrealized (loss) gain on anticipated sales hedging transactions, net of tax	(4,642)	776	(2,952)	1,389
Unrealized gain (loss) on forward interest rate swaps hedging transactions, net of tax	3,164	—	(3,887)	—
Unrealized holding (loss) gain on investments, net of taxes	—	348	(16)	496
Foreign currency translation adjustment	(8,532)	(29)	(10,245)	(196)

Comprehensive (loss) income	$(86,268)	$28,652	$(118,655)	$70,852

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	Six Months Ended
	July 4, 2015	June 28, 2014
Cash flows from operating activities:
Net (loss) income	$(101,555)	$69,163
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	161,865	18,096
Amortization of debt issuance cost and discount	9,662	—
Share-based compensation	17,519	7,110
Excess tax benefit from share-based compensation	(11,115)	(3,947)
Deferred income taxes	18,487	2,979
Unrealized (gain) loss on forward interest rate swaps	(36)	2,433
All other, net	584	49
Changes in assets and liabilities, net of businesses acquired:
Accounts receivable, net	48,081	11,359
Inventories, net	(22,755)	(5,061)
Other assets	(17,058)	2,583
Accounts payable	(43,092)	(5,336)
Accrued liabilities	730	3,535
Deferred revenue	15,684	502
Income taxes	(60,800)	4,706
Other operating activities	3,311	1,742

Net cash provided by operating activities	19,512	109,913

Cash flows from investing activities:
Purchases of property and equipment	(49,291)	(7,962)
Acquisition of businesses, net of cash acquired	(48,805)	—
Proceeds from sale of long-term investments	1,748	—
Purchases of long-term investments	(168)	(1,213)
Purchases of investments and marketable securities	(739)	(276,400)
Maturities of investments and marketable securities	—	20,852
Proceeds from sales of investments and marketable securities	25,108	150,781

Net cash used in investing activities	(72,147)	(113,942)

Cash flows from financing activities:
Payment of debt	(130,000)	—
Proceeds from exercise of stock options and stock purchase plan purchases	11,538	8,686
Taxes paid related to net share settlement of equity awards	(13,290)	(975)
Excess tax benefit from equity-based compensation	11,115	3,947

Net cash (used in) provided by financing activities	(120,637)	11,658

Effect of exchange rate changes on cash	(15,760)	(107)

Net (decrease) increase in cash and cash equivalents	(189,032)	7,522
Cash and cash equivalents at beginning of period	393,950	62,827

Cash and cash equivalents at end of period	$204,918	$70,349

Supplemental disclosures of cash flow information:
Income taxes paid, net	21,354	7,627
Interest paid	91,431	—

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL SALES INFORMATION

(Amounts in thousands)

(Unaudited)

SALES BY PRODUCT CATEGORY

	Three Months Ended
Product category	July 4, 2015	June 28, 2014	Percent Change	Percent of Net Sales 2015	Percent of Net Sales 2014
Hardware	$694,702	$204,770	239.3	78.0	71.0
Supplies	67,233	65,279	3.0	7.6	22.6
Service and software	127,839	18,372	595.8	14.4	6.4

Total net sales	$889,774	$288,421	208.5	100.0	100.0

	Six Months Ended
Product category	July 4, 2015	June 28, 2014	Percent Change	Percent of Net Sales 2015	Percent of Net Sales 2014
Hardware	$1,382,772	$403,158	243.0	77.6	69.9
Supplies	134,485	128,783	4.4	7.5	22.3
Service and software	265,701	44,748	493.8	14.9	7.8

Total net sales	$1,782,958	$576,689	209.2	100.0	100.0

SALES BY GEOGRAPHIC REGION

	Three Months Ended
Geographic region	July 4, 2015	June 28, 2014	Percent Change	Percent of Net Sales 2015	Percent of Net Sales 2014
Europe, Middle East and Africa	$303,382	$94,200	222.1	34.1	32.7
Latin America	55,161	25,204	118.9	6.2	8.7
Asia-Pacific	117,466	40,334	191.2	13.2	14.0

Total International	476,009	159,738	198.0	53.5	55.4
North America	413,765	128,683	221.5	46.5	44.6

Total net sales	$889,774	$288,421	208.5	100.0	100.0

	Six Months Ended
Geographic region	July 4, 2015	June 28, 2014	Percent Change	Percent of Net Sales 2015	Percent of Net Sales 2014
Europe, Middle East and Africa	$593,926	$185,639	219.9	33.3	32.2
Latin America	108,446	50,844	113.3	6.1	8.8
Asia-Pacific	223,849	78,301	185.9	12.6	13.6

Total International	926,221	314,784	194.2	52.0	54.6
North America	856,737	261,905	227.1	48.0	45.4

Total net sales	$1,782,958	$576,689	209.2	100.0	100.0

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

(Amounts in thousands, except per-share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	July 4, 2015	June 28, 2014	July 4, 2015	June 28, 2014
Net (loss) income	($76,258)	$27,557	($101,555)	$69,163

Income tax expense (benefit)	23,591	3,440	(9,275)	15,379
Share-based compensation	8,723	4,144	17,519	7,110
Acquisition and integration costs	31,166	20,364	57,497	25,291
Exit and restructuring costs	17,949	287	29,118	554
Purchase accounting adjustments	5,338	—	11,763	—
Foreign exchange loss (gain)	(11,252)	(43)	15,939	249
Amortization of intangible assets	63,700	2,667	131,289	5,339
Non-cash interest expense	5,103	—	9,662	—
Forward interest rate swaps loss (gain)	1,653	2,433	(36)	2,433
Tax effects	(16,383)	(13,888)	(36,147)	(29,721)

Total adjustments	$129,588	$19,404	$227,329	$26,634

Non-GAAP net income	$53,330	$46,961	$125,774	$95,797

GAAP (loss) earnings per share
Basic	$(1.50)	$0.54	$(2.00)	$1.37

Diluted	$(1.50)	$0.54	$(2.00)	$1.35

Non-GAAP earnings per share
Basic	$1.05	$0.93	$2.48	$1.90

Diluted	$1.05	$0.92	$2.48	$1.87

Basic weighted average shares outstanding	50,917	50,606	50,798	50,509
Diluted weighted average and equivalent shares outstanding	50,917	51,278	50,798	51,129

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES

GAAP to NON-GAAP RECONCILIATION

(Amounts in thousands, except per-share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	July 4, 2015	June 28, 2014	July 4, 2015	June 28, 2014
Net (Loss) Income to EBITDA and Adjusted EBITDA
Net (loss) income	($76,258)	$27,557	($101,555)	$69,163
Income tax expense (benefit)	23,591	3,440	(9,275)	15,379
Total other expense (income)	38,864	2,068	116,801	1,931

Operating (loss) income	$(13,803)	$33,065	$5,971	$86,473
Depreciation	18,461	6,427	30,576	12,757
Amortization of intangible assets	63,700	2,667	131,289	5,339

EBITDA (Non-GAAP)	$68,358	$42,159	$167,836	$104,569

Acquisition and integration costs	31,166	20,364	57,497	25,291
Purchase accounting adjustments	5,338	—	11,763	—
Exit and restructuring costs	17,949	287	29,118	554
Share-based compensation	8,723	4,144	17,519	7,110

Adjusted EBITDA (Non-GAAP)	$131,534	$66,954	$283,733	$137,524